C O N T E N T S




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INDEPENDENT AUDITOR'S REPORT ON
     THE FINANCIAL STATEMENTS............................................    37


FINANCIAL STATEMENTS

     Balance sheets......................................................    38
     Statements of income................................................    40
     Statements of changes in partners' equity...........................    44
     Statements of cash flows............................................    45
     Notes to financial statements.......................................    47

                          INDEPENDENT AUDITOR'S REPORT



To the Partners
Colonial Village - Auburn
(A California Limited Partnership)
Rocklin, California


I have audited the accompanying balance sheets of Colonial Village - Auburn (A California Limited Partnership), as of December 31, 1998 and 1997, and the related statements of income, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colonial Village - Auburn (A California Limited Partnership) as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                               /s/ Bernard E. Rea, CPA


Stockton, California
March 31, 1999

                            COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 1998 and 1997



                  ASSETS                            1998               1997
                                                    ----               ----

CURRENT ASSETS
  Cash                                       $     22,384       $     31,025
  Rents receivable                                      -                634
  Other receivables                                     -                  -
  Prepaid expense                                   2,024              1,903
                                               ----------         ----------
    Total current assets                     $     24,408       $     33,562
                                               ----------         ----------

RESTRICTED DEPOSITS AND FUNDED RESERVES
  Tenants' security deposits                 $     24,411       $     23,534
  Replacement reserve escrow                       32,608             19,972
                                               ----------         ----------
                                             $     57,019       $     43,506
                                               ----------         ----------

PROPERTY AND EQUIPMENT, AT COST
  Land                                       $    448,000       $    448,000
  Building                                      4,725,200          4,725,200
  Equipment                                       152,122            152,122
                                               ----------         ----------
                                             $  5,325,322       $  5,325,322
  Less accumulated depreciation                   684,512            493,680
                                               ----------         ----------
                                             $  4,640,810       $  4,831,642
                                               ----------         ----------
OTHER ASSETS
   Deferred charges, less accumulated
   amortization of $7,209 and $4,974         $     37,291       $     39,526
                                               ----------         ----------
                                             $     37,291       $     39,526
                                               ----------         ----------

                                             $  4,759,528       $  4,948,236
                                               ==========         ==========






                       See Notes to Financial Statements.
                                       38

                            COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 1998 and 1997

 LIABILITIES AND PARTNERS' EQUITY               1998                   1997
                                                ----                   ----


CURRENT LIABILITIES
 Current maturities of long-term debt      $     23,726        $     21,986
 Accounts payable                                 5,726              11,533
 Advance payable - general
  partner, without interest,
  due date or collateral                          6,876                   -
 Accrued interest                                     -              13,151
 Developer fees payable                          23,500                   -
                                            -----------         -----------
  Total current liabilities                $     59,828        $     46,670
                                            -----------         -----------

DEPOSIT AND PREPAYMENT LIABILITIES
      Tenants' security deposits           $     22,856        $     22,700
      Prepaid rents                                 220                 110
                                            -----------         -----------
                                           $     23,076        $     22,810
                                            -----------         -----------

LONG-TERM DEBT
 Mortgage payable, less
  current maturities                       $  2,062,651        $  2,088,287
 Developer fees payable                          67,631             114,630
                                            -----------         -----------
                                           $  2,130,282        $  2,202,917
                                            -----------         -----------
COMMITMENT

PARTNERS' EQUITY                           $  2,546,342        $  2,675,839
                                            -----------         -----------


                                           $  4,759,528        $  4,948,236
                                            ===========         ===========



                       See Notes to Financial Statements.
                                       39

                            COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                              STATEMENTS OF INCOME
                     Years Ended December 31, 1998 and 1997


                                            1998                        1997
                                            ----                        ----

RENTAL INCOME
 Apartments                           $    376,724                $    380,957
 Tenant assistance payments                      -                           -
 Furniture and equipment                         -                           -
 Commercial                                      -                           -
 Parking spaces                                  -                           -
 Subsidy income                                  -                           -
 Miscellaneous                                   -                           -
                                          --------                    --------
 Net rental revenue                   $    376,724                $    380,957
                                          --------                    --------

FINANCIAL REVENUE
 Interest Income - project
  operations                          $      2,103                $      1,175
 Income from investments -
  replacement reserve                          504                         352
 Income from investments -
  miscellaneous                                  -                           -
                                          --------                    --------
 Sub-total financial revenue          $      2,607                $      1,527
                                          --------                    --------

OTHER REVENUE
 Laundry and vending                  $      9,905                $      9,397
 NSF and late charges                        1,975                       2,325
 Damage and cleaning fees                        -                           -
 Forfeited tenant security
  deposits                                   4,469                       5,436
 Other revenue                                 810                       2,627
                                          --------                    --------
 Sub-total other revenue              $     17,159                $     19,785
                                          --------                    --------



        Total revenues                $    396,490                $    402,269
                                          --------                    --------




                       See Notes to Financial Statements.
                                       40

                            COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 1998 and 1997


                                                     1998               1997
                                                     ----               ----

OPERATING EXPENSES

Renting expenses
 Advertising                                  $        136         $        208
 Miscellaneous renting expenses                      2,204                5,658
                                                   -------              -------
     Sub-total renting expenses               $      2,340         $      5,866
                                                   -------              -------


Administrative expenses
 Office salaries                              $      2,708         $        111
 Office supplies                                     4,350                3,983
 Office rent                                             -                    -
 Management fee                                     17,872               20,779
 Manager's salary                                   11,872               17,826
 Manager rent free unit                                  -                7,760
 Legal expense                                         768                1,687
 Audit expense                                       4,147                3,978
 Bookkeeping / accounting services                       -                    -
 Telephone and answering service                     2,301                2,467
 Bad debts                                           3,717                  691
 Miscellaneous administrative expenses               3,998                  616
                                                   -------              -------
  Sub-total administrative expenses           $     51,733         $     59,898
                                                   -------              -------


Utilities expense
 Fuel oil / coal                              $          -         $          -
 Electricity                                         6,038                5,656
 Water                                              10,240               11,023
 Gas                                                 2,355                1,916
 Sewer                                              20,859                9,928
                                                   -------              -------
  Sub-total utilities expense                 $     39,492         $     28,523
                                                   -------              -------




                       See Notes to Financial Statements.
                                       41

                            COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 1998 and 1997


                                                      1998            1997
                                                      ----            ----

Operating and maintenance expense
 Janitor and cleaning payroll                  $         -     $         -
 Janitor and cleaning supplies                         115             579
 Janitor and cleaning contract                       4,059           5,264
 Exterminating payroll / contract                    1,221             880
 Exterminating supplies                                  -               -
 Garbage and trash removal                          15,334          16,386
 Security payroll / contract                             -               -
 Grounds payroll                                       812               -
 Grounds supplies                                      920              16
 Grounds contract                                   12,304          16,548
 Repairs payroll                                    14,287          14,261
 Repairs material                                    1,842           3,456
 Repairs contract                                    4,554           4,124
 Elevator maintenance / contract                         -               -
 Heating / cooling repairs and maintenance               -           1,200
 Swim pool maintenance / contract                        -               -
 Snow removal                                            -               -
 Decorating payroll / contract                           -               -
 Decorating supplies                                 2,974           1,583
 Vehicle and maintenance equipment o & r             1,686             290
 Miscellaneous operating and maint. expenses         1,201             454
                                                  --------        --------
   Sub-total operating & maint. expense        $    61,309     $    65,041
                                                  --------        --------
Taxes and insurance
 Real estate taxes                             $     1,736     $       255
 Payroll taxes                                       3,345           2,932
 Miscellaneous taxes, licenses, and permits            800             800
 Property and liability insurance                    3,349           3,367
 Fidelity bond insurance                                 -               -
 Workman's compensation                              1,958           2,820
 Health insurance and other employee benefits        6,248           1,618
 Other insurance                                         -               -
                                                   --------        --------
     Sub-total taxes & insurance              $     17,436    $     11,792
                                                  --------        --------

           Total operating expenses           $    172,310    $    171,120
                                                  --------        --------



                       See Notes to Financial Statements.
                                       42

                            COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 1998 and 1997




                                              1998                     1997
                                              ----                     ----

OTHER EXPENSES
 Interest expense - mortgage              $    160,610            $    161,871
 Interest expense - notes                            -                       -
 Miscellaneous financial expense                     -                       -
 Depreciation and amortization                 193,067                 200,670
 Non project expenses                                -                       -
                                            ----------              ----------
   Sub-total other expenses               $    353,677            $    362,541
                                            ----------              ----------


          Total expenses                  $    525,987            $    533,661
                                            ----------              ----------


          Net income (loss)               $   (129,497)           $   (131,392)
                                            ==========              ==========




















                       See Notes to Financial Statements.
                                       43

                            COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                         STATEMENTS OF PARTNERS' EQUITY
                     Years Ended December 31, 1998 and 1997

                                                    General          Limited
                                   Total            Partner          Partner
                                   -----            -------          -------

Partners' equity
     December 31, 1996         $  2,793,419    $     (1,849)      $  2,795,268

Partners' capital
     contributions                   18,812          18,812                  -

Partners' capital
     distributions                   (5,000)              -             (5,000)

Net income (loss)                  (131,392)         (1,314)          (130,078)
                                 ----------         -------         ----------

Partners' equity
     December 31, 1997         $  2,675,839     $    15,649       $  2,660,190

Partners' capital
     contributions                        -               -                  -

Partners' capital
     distributions                        -               -                  -

Net income (loss)                  (129,497)         (1,295)          (128,202)
                                 ----------         -------         ----------

Partners' equity
     December 31, 1998         $  2,546,342     $    14,354       $  2,531,988
                                 ==========         =======         ==========



Percentage at
     December 31, 1998                 100%               1%               99%
                                ==========          =======        ==========






                       See Notes to Financial Statements.
                                       44

                            COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1998 and 1997

                                                    1998               1997
                                                    ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                              $   (129,497)      $   (131,392)
Adjustments to reconcile net income
 (loss) to net cash provided by
 (used in) operating activities:
   Depreciation and amortization                    193,067            200,670
   Change in assets and liabilities:
   Decrease (increase) in:
    Prepaid expenses                                   (121)                80
    Tenants' security deposits                         (877)              (562)
    Rents receivable                                    634               (135)
    Other receivables                                     -                  -
   Increase (decrease) in:
    Accounts payable                                 (5,807)             9,975
    Accrued interest                                (13,151)              (229)
    Accrued expenses                                      -             (2,113)
    Advance payable - general partner                 6,876                  -
    Accrued property taxes                                -            (18,812)
    Prepaid rents                                       110               (686)
    Tenants' security deposits                          156              1,250
                                                 ----------         ----------
     Net cash provided by (used in)
      operating activities                     $     51,390       $     58,046
                                                 ----------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Funding of replacement reserve escrow         $    (12,636)      $    (11,553)
 Withdrawals from replacement reserve escrow              -                  -
 Acquisition of property and equipment                    -                  -
                                                 ----------         ----------
     Net cash provided by (used in)
      investing activities                     $    (12,636)      $    (11,553)
                                                 ----------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Partner contributions                         $          -       $     18,812
 Partner distributions                                    -             (5,000)
 Advances from general partner                            -                  -
 Payments on developer fees payable                 (23,499)           (95,850)
 Principal payments on long-term debt               (23,896)           (20,374)
                                                 ----------         ----------
   Net cash provided by (used in)
    financing activities                       $    (47,395)      $   (102,412)
                                                 ----------         ----------



                       See Notes to Financial Statements.
                                       45

                            COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     Years Ended December 31, 1998 and 1997


                                                   1998              1997
                                                   ----              ----


  Increase (decrease) in cash and
   cash equivalents                        $       (8,641)      $      (55,919)

Cash and cash equivalents
     Beginning                                     31,025               86,944
                                                ---------            ---------

     Ending                                $       22,384       $       31,025
                                                =========            =========



SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
 Cash paid during the year for interest     $     173,761       $      162,100
                                                =========            =========




















                       See Notes to Financial Statements.
                                       46

                           COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A  summary   of  the   Partnership's   significant   accounting   policies
      consistently applied in the preparation of the accompanying financial statements follows.

      CAPITALIZATION AND DEPRECIATION

      Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:

      Years

      Buildings                 27.5
      Equipment                 7

      Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

      CASH AND CASH EQUIVALENTS

      For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

      AMORTIZATION

      Deferred charges are amortized over the following estimated useful lives using the straight-line method:

      Years

      Deferred debt expense               30
      Tax credit-monitoring fee           15

      INCOME TAXES

      No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

      ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

                           COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      PERSONAL ASSETS AND LIABILITIES

      In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.


NOTE 2 - ORGANIZATION

      Colonial Village - Auburn is a California Limited Partnership which was formed in April 1993, to develop, construct, own, maintain and operate a 56-unit multi-family apartment complex and is located in the city of Auburn, California. The Partnership Agreement and Loan Agreement with the Home Savings of America govern the major activities of the Partnership. Under the terms of the Partnership Agreement, the Partnership is required to provide low cost housing to moderate or low-income households.

      The Partnership has one general partner, Project Go Inc., a 501(c)(3) tax exempt, non-profit community service organization, and one investing limited partner, WNC Housing Tax Credits Fund IV, L.P., Series 4, a California limited partnership. Partnership transactions with the partners are described in other notes to these financial statements.


NOTE 3 - DEFERRED CHARGES

      Deferred charges as of December 31, 1998 and 1997, consists of the following:

                                                1998                  1997
                                                ----                  ----

      Deferred debt expense             $        21,950        $        21,950
      Tax credit monitoring fee                  22,550                 22,550
                                           ------------           ------------
                                        $        44,500        $        44,500
      Less accumulated amortization               7,209                  4,974
                                           ------------           ------------
                                        $        37,291        $        39,526
                                           ============           ============


NOTE 4 - RESTRICTED DEPOSITS AND FUNDED RESERVES

      In accordance with the Partnership and the Capital Replacement Account Agreements, the Partnership is required to maintain a replacement reserve account. The account is to be funded monthly in the amount of $933.33.

                           COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)


                         NOTES TO FINANCIAL STATEMENTS

NOTE 5 - MORTGAGE PAYABLE

      Long-Term debt consisted of a permanent loan with Home Savings of America in face amount of $2,145,000.

      Under the terms of the 30-year Promissory Note with Home Savings of America, the loan provides for an interest rate of 7.64% and monthly payments of $15,204.32 commencing on April 1, 1996, and continuing through March 2026.

      The apartment complex is pledged as collateral for the mortgages and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

      Aggregate maturities of Long-term debt for the next five years are as follows:

      December 31,
      1999           $       23,726
      2000                   25,604
      2001                   27,630
      2002                   29,816
      2003                   32,176
      Thereafter          1,947,425
                          ---------

      TOTAL          $    2,086,377

NOTE 6 - TRANSACTIONS WITH RELATED PARTIES

      DEVELOPMENT FEE

      In accordance with the Partnership Agreement, the Partnership agreed to pay the general partner a development fee of $452,000 for services rendered to the Partnership for overseeing the development and construction of the project. During 1995, $40,606 of this amount was waived by the general partners in accordance with the limitations imposed by the California Tax Credit Allocation Committee.

      Payment of the development fee is to be paid from future operational cash flows.

      The developer fee has been capitalized into the basis of the building.

NOTE 7 - COMMITMENT

      The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.

                           COLONIAL VILLAGE - AUBURN
                       (A California Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS


NOTE 8 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

      The Partnership's sole asset is Colonial Village - Auburn Apartments. The Partnership's operations are concentrated in the multifamily real estate market.